As Filed with the Securities and Exchange Commission on July 21, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
__________________
TIVO INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		77-0463167 (I.R.S. Employer Identification No.)
2160 Gold Street San Jose, California 95002 (408) 519-9100
(Address of Principal Executive Offices including Zip Code)
TIVO INC. AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
Naveen Chopra Interim Chief Executive Officer and Chief Financial Officer TiVo Inc. 2160 Gold Street, P.O. Box 2160 San Jose, California 95002 (408) 519-9100		Copy to: Thomas Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, CA 94301 (650) 470-4500

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,000,000	$10.39	$20,780,000	$2,092.55
Preferred Stock Purchase Rights	(4)	(4)	(4)	(4)
(1) This registration statement shall also cover any additional shares of common stock which become issuable under the TiVo Inc. 1999 Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) using the average of the high ($10.44) and low ($10.33) sale prices for the Registrant's common stock, par value $0.001, per share, reported by the Nasdaq Global Market on July 18, 2016.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.
(4) Each share of common stock includes a right to purchase one one-hundredth of a share of the Registrant's Series B Junior Participating Preferred Stock, par value $0.001 per share. The rights to purchase shares of the Registrant's Series B Junior Participating Preferred Stock are attached to and trade with the shares of the Registrant's common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the Registrant's common stock.

REGISTRATION OF ADDITIONAL SECURITIES
We filed with the Securities and Exchange Commission the following registration statements on Form S-8 relating to shares of our common stock, par value $0.001 per share, to be offered and sold under our Amended & Restated 1999 Employee Stock Purchase Plan (the “Plan”), and the contents of the following prior registration statements are incorporated by reference in this registration statement: Registration Statement on Form S-8 filed January 13, 2000 (File No. 333-94629), Registration Statement on Form S-8 filed September 17, 2001 (File No. 333-69512), Registration Statement on Form S-8 filed November 6, 2002 (File No. 333-101045), Registration Statement on Form S-8 filed February 13, 2004 (File No. 333-112838), Registration Statement on Form S-8 filed July 13, 2006 (File No. 333-135754), Registration Statement on Form S-8 filed October 29, 2007 (File No. 333-146998), Registration Statement on Form S-8 filed August 25, 2008 (File No. 333-153178) and Registration Statement on Form S-8 filed September 4, 2012 (File No. 333-183692). We are hereby registering 2,000,000 shares of our common stock, par value $0.001 per share, issuable under the Plan.
INCORPORATION BY REFERENCE
This registration statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:
•Registration Statement on Form S-8 filed January 13, 2000 (File No. 333-94629);
•Registration Statement on Form S-8 filed September 17, 2001 (File No. 333-69512);
•Registration Statement on Form S-8 filed November 6, 2002 (File No. 333-101045);
•Registration Statement on Form S-8 filed February 13, 2004 (File No. 333-112838);
•Registration Statement on Form S-8 filed July 13, 2006 (File No. 333-135754);
•Registration Statement on Form S-8 filed October 29, 2007 (File No. 333-146998);
•Registration Statement on Form S-8 filed August 25, 2008 (File No. 333-153178);
•Registration Statement on Form S-8 filed September 4, 2012 (File No. 333-183692);
•Annual Report on Form 10-K for the year ended January 31, 2016 filed with the Securities and Exchange Commission on March 23, 2016, including information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for our 2016 Annual Meeting of Stockholders;
•Quarterly Reports on Form 10-Q for the quarter ended April 30, 2012 filed with the Securities and Exchange Commission on May 31, 2016;
•Current Reports on Form 8-K, filed on January 12, 2016; March 1, 2016; March 2, 2016; March 30, 2016; April 29, 2016; May 4, 2016; May 31, 2016; July 11, 2016; July 13, 2016; and July 20, 2016; and
•The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 25, 1999.
We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and until we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 8. Exhibits

The following exhibits are filed as part of this registration statement.

5.1	Opinion of Skadden, Arps, Slate, Meagher, & Flom LLP (filed hereto).
10.1	TiVo Inc. Amended & Restated 1999 Employee Stock Purchase Plan (filed hereto).
23.1	Consent of Skadden, Arps, Slate, Meagher, & Flom LLP (included in Exhibit 5.1 hereto).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed hereto).
24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alviso, State of California, on this 21st day of July, 2016.

TIVO INC., a Delaware corporation By: /s/ Naveen Chopra Naveen Chopra Interim Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Naveen Chopra and Matthew P. Zinn, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
_/s/ Naveen Chopra___ Naveen Chopra	Interim Chief Executive Officer (Principal Executive Officer)	July 21, 2016

_/s/ Naveen Chopra______ Naveen Chopra	Chief Financial Officer (Principal Financial Officer)	July 21, 2016

_/s/ Pavel Kovar_______ Pavel Kovar	Chief Accounting Officer (Principal Accounting Officer)	July 21, 2016

_/s/ Peter Aquino_______ Peter Aquino	Director	July 21, 2016

_/s/ William Cella______ William Cella	Director	July 21, 2016

_/s/ Jeffrey T. Hinson___ Jeffrey T. Hinson	Director	July 21, 2016

_/s/ Daniel Moloney___ Daniel Moloney	Director	July 21, 2016

_/s/ Thomas Rogers_____ Thomas Rogers	Director	July 21, 2016

_/s/ Winifred Webb____ Winifred Webb	Director	July 21, 2016

_/s/ David Yoffie____ David Yoffie	Director	July 21, 2016

Index to Exhibits

5.1	Opinion of Skadden, Arps, Slate, Meagher, & Flom LLP (filed hereto).
10.1	TiVo Inc. Amended & Restated 1999 Employee Stock Purchase Plan (filed hereto).
23.1	Consent of Skadden, Arps, Slate, Meagher, & Flom LLP (included in Exhibit 5.1 hereto).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed hereto).
24.1	Power of Attorney (included on the signature page to this Registration Statement).